Exhibit 99.1


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  _________


                                  FORM 11-K


                                ANNUAL REPORT
                      PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1999


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from ________ to ________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below:
                    Computer Sciences Corporation  Matched Asset Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                    2100 East Grand Avenue
                    El Segundo, California 90245

                             TABLE OF CONTENTS
                             -----------------


Description                                                            Page
-----------                                                            ----

(a) Financial Statements:

    Independent Auditors' Report.......................................   3

    Statements of Net Assets Available for Benefits
      As of December 31, 1999 and 1998.................................   4

    Statements of Changes in Net Assets Available for Benefits
      For the Years Ended December 31, 1999 and 1998...................   5

    Notes to Financial Statements......................................   6

(b) Exhibit:

    Independent Auditors' Consent...................................... E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes.................... S-1

    Schedule of Reportable Transactions................................ S-5

INDEPENDENT AUDITORS' REPORT

Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accounting principles generally accepted in the United States of America of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/Deloitte & Touche LLP

June 16, 2000

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

               STATEMENTS OF NET ASSETS AVAILABLE  FOR BENEFITS

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
ASSETS
Investments (Notes 2, 5, 9 and 10):
  Cash                                                        $      508,529
  Short-term investments                   $   80,785,800         10,297,485
  Long-term investments--at fair value:
    Plan interest in Master Trust                                174,961,001
    CSC Stock Fund                            569,521,853        380,378,825
    Employee loans (Note 6)                    24,067,854         21,042,106
    Interest in registered investment
     companies
      Brinson U.S. Balanced Fund               39,109,557         71,679,904
      Mellon Enhanced Asset Fund               83,443,899         77,207,126
      Brinson U.S. Equity Fund                181,608,317        263,161,997
      Mellon S&P 500 Stock Index Fund         281,011,005        179,469,818
      Black Rock Core Bond Fund                 5,454,439
      Vanguard High Yield Bond Fund             3,369,664
      Mellon Balanced 40/60 Fund                8,462,934
      Mellon Balanced 60/40 Fund               20,444,734
      Mellon Balanced 80/20 Fund               31,402,919
      Mellon S&P 500 Select Fund               24,760,868
      Mellon Market Completion Fund            12,667,946
      Bernstein International Value
       Portfolio Fund                           6,661,305
    Corporate bonds                            77,254,423
    Government bonds                           52,235,414
    Other bonds                                17,464,594
                                           --------------     --------------
  Total investments                         1,519,727,525      1,178,706,791

Receivables:
    Employer contribution                                            293,000
    Participants' contribution                                     1,565,285
    Accrued income                                988,961             16,760
    Unsettled trades                           39,664,599            864,521
    Other                                         246,807
                                           --------------     --------------
  Total receivables                            40,900,367          2,739,566
                                           --------------     --------------
  Total Assets                              1,560,627,892      1,181,446,357
                                           --------------     --------------

LIABILITIES
 Accounts payable                               2,471,734          1,914,407
 Accrued expenses                                 740,633            693,068
 Unsettled trade payables                      41,942,639          2,791,900
                                           --------------     --------------
  Total Liabilities                            45,155,006          5,399,375
                                           --------------     --------------
NET ASSETS AVAILABLE FOR BENEFITS          $1,515,472,886     $1,176,046,982

                       See Notes to Financial Statements

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                Years Ended December 31
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
   investments (Note 9)                    $  206,245,357     $  190,408,299
  Interest                                     11,217,438            927,110
  Dividends                                    16,441,381         19,529,963
  Plan interest in Master Trust
   investment income (Note 5)                                     11,827,691
                                           --------------     --------------
                                              233,904,176        222,693,063
  Less investment management fees              (1,424,639)        (1,454,871)
                                           --------------     --------------
                                              232,479,537        221,238,192

 Contributions:
  Employee                                    108,153,469         98,450,484
  Employer                                     18,771,010         16,139,568
  Employee rollovers                           10,462,137          9,782,838
  Transfers from other plans, net (Note 8)     69,182,873         13,861,524
                                           --------------     --------------
                                              206,569,489        138,234,414
                                           --------------     --------------
   Total Additions                            439,049,026        359,472,606
                                           --------------     --------------

DEDUCTIONS
 Distributions to participants
  (Notes 1 and 7)                              99,623,122        102,500,733
                                           --------------     --------------
   Total Deductions                            99,623,122        102,500,733
                                           --------------     --------------
     Net Increase                             339,425,904        256,971,873

Net Assets Available for Benefits
 at Beginning of Year                       1,176,046,982        919,075,109
                                           --------------     --------------
NET ASSETS AVAILABLE FOR BENEFITS
 AT END OF YEAR                            $1,515,472,886     $1,176,046,982
                                           ==============     ==============

                       See Notes to Financial Statements

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 1     Description of the Plan
           -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 24,976 and 25,005 participating employees at December 31, 1999 and 1998, respectively.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Employee and Company Contributions
----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the trust fund on his or her behalf, up to a maximum amount of $10,000 for 1999 and 1998. Any compensation deferral in excess of $10,000 for 1999 and 1998, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by
Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the trust fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral (except for three groups of employees: the first group is a small number of employees to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral; the second group to whom under the terms of their contract agreement the Company will contribute an amount equal to 100% of the first 7% of the participant's compensation deferral; and the third group to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 6% of the participant's compensation deferral). Matching contributions will be invested in the Company Stock Fund, which invests in the common stock of Computer Sciences Corporation.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

Each participant has a vested interest in the value of his or her Matching Contribution Account equal to twenty-five percent (25%) after completing two full years of service and increasing by twenty-five percent (25%) for each additional full year of service (except for a small number of participants who, under the terms of their contract agreement, will vest 100% after 2 years). Vesting accelerates to 100% in the event of reaching age 65 while employed by the Company or upon severance by reason of death or total and permanent disability.

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1999 and 1998 amounted to $1,101,182 and $2,186,594, respectively.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1999 and 1998, excluding hardship withdrawals, were $97,933,989 and $101,578,143, respectively.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999


While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1999 and 1998 totaled $1,689,133 and $922,590, respectively.

In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------
The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with accounting principles generally accepted in the United States of America. The following is a summary of the significant policies.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with fourteen sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Company Stock Fund receive distributions in certificates for shares of the common stock of the Company.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Valuation of Investment Securities
----------------------------------

Investments in common stocks, fixed income securities and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term investments are stated at cost which approximates fair value.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Reclassifications
-----------------

The Plan has adopted Statement of Position 99-3, "Accounting and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters." As a result, a reclassification of the prior year's financial statements has been made to eliminate the by-fund disclosures.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated July 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 for the 1999 and 1998 taxable years of the participant.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 4     Reconciliation of Financial Statements to Form 5500
           ---------------------------------------------------

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Net assets available for benefits per
 the financial statements                  $1,515,472,886     $1,176,046,982
Amounts allocated to withdrawing
 Participants                                 (13,001,753)        (8,055,721)
                                           --------------     --------------
Net assets available for benefits per
 Form 5500                                 $1,502,471,133     $1,167,991,261
                                           ==============     ==============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                    Year ended December 31,
                                                     1999           1998
                                                 ------------   ------------
Benefits paid to participants per the
 financial statements                            $ 99,623,122   $102,500,733
Add:  Amounts allocated to withdrawing
      participants at December 31, 1999            13,001,753      8,055,721
Less: Amounts allocated to withdrawing
      participants at December 31, 1998            (8,055,721)   (11,552,858)
                                                 ------------   ------------
Benefits paid to participants per the Form 5500  $104,569,154   $ 99,003,596
                                                 ============   ============

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1999 but not paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 1%. After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of any month once within a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any month to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Following are the investment funds available for participant contributions:

The Money Market Fund
---------------------

The Money Market Fund is invested in institutional shares of the Vanguard Prime Money Market Fund. The Fund seeks the highest level of income consistent with maintaining stability of principal. The Fund measures its performance against the Lipper Institutional Money Market Funds Average benchmark. This benchmark consists of the average return for all money market funds included in Lipper Analytical Services' "Money Market Fund" category.

The Short Duration Bond Fund (formerly the Fixed Income Fund)
----------------------------

The Short Duration Bond Fund seeks to modestly outperform the total return (income plus capital appreciation) of the Merrill Lynch 1-3 Year Index while limiting the risk of underperformance versus the index. The Merrill Lynch 1-3 Year Index represents U.S. Treasury issued securities with final maturities ranging from one to three years.

In 1998, the Fixed Income Fund represented holdings of units in a Master Trust investment vehicle and was managed by BlackRock Financial Management. The investment portfolio was actively managed and consisted of short-term (1-3 year) fixed income instruments which included: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets were rated single-A or better at the time of purchase and all securities were U.S. dollar denominated. All new cash flows into the Fund were invested in this actively managed bond fund. At December 31, 1998 the Plan's interest in the net assets of the Master Trust was approximately 89%. Investment income and administrative expenses relating to the Master Trust were allocated to individual plans based upon average monthly balances invested by each plan.

Subsequent to December 31, 1998, the Plan terminated its interest in the Master Trust and transferred these funds to the Short Duration Bond Fund.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

The following table represents the fair value of investments for the Master
Trust.

                                                            December 31,
                                                            ------------
                                                                1998
                                                            ------------
Investments at fair value:
  Corporate bonds                                           $118,380,288
  U.S. government securities                                  57,684,732
  Other bonds                                                 16,164,613
  Short-term investments                                       3,777,721
  Accrued income                                                 966,721
                                                            ------------
                                                            $196,974,075
                                                            ============

Investment income for the Master Trust is as follows:

                                                            December 31,
                                                            ------------
                                                                1998
                                                            ------------
Investment income:
  Net appreciation in fair value of investments             $  1,731,522
  Interest:
    Corporate bonds                                            6,710,396
    U.S. government securities                                 3,786,462
    Other bonds                                                  691,664
    Short-term investments                                       365,214
                                                            ------------
                                                              13,285,258
  Less investment management fees                               (227,349)
                                                            ------------
                                                            $ 13,057,909
                                                            ============

The Black Rock Core Bond Fund
-----------------------------

The Core Bond Fund seeks to modestly outperform the total return (income plus capital appreciation) of the Lehman Aggregate Index while limiting the risk of underperformance versus the Index. The Lehman Brothers Aggregate Index primarily consists of U.S. Treasury, corporate, mortgage and asset-backed securities and attempts to replicate the total U.S. fixed income investment grade bond market.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

The Vanguard High Yield Bond Fund
---------------------------------

The High Yield Bond Fund is invested in shares of the Vanguard High-Yield Bond Fund. The High Yield Bond Fund seeks a high level of interest income and modest long-term growth of capital. The Fund measures its performance against the Lehman Brothers High Yield Bond Index benchmark. This Index covers the universe of fixed rate, publicly issued non-investment grade debt registered with the Securities and Exchange Commission.

The Mellon Balanced 40/60 Fund
------------------------------

The Fund's investment objective is to allocate assets to stock and bond index portfolios using fixed allocations. The targeted allocations are 40 percent stocks and 60 percent bonds. The portfolios seek to match the aggregate performance of the Wilshire 5000 Index and Lehman Brothers Aggregate Bond Index benchmarks using the targeted allocations. The portfolios may invest in individual securities and/or financial futures or options.

The Mellon Balanced 60/40 Fund
------------------------------

The Fund's investment objective is to allocate assets to stock and bond index portfolios using fixed allocations. The targeted allocations are 60 percent stocks and 40 percent bonds. The portfolios seek to match the aggregate performance of the Wilshire 5000 Index and Lehman Brothers Aggregate Bond Index benchmarks using the targeted allocations. The portfolios may invest in individual securities and/or financial futures or options.

The Mellon Balanced 80/20 Fund
------------------------------

The Fund's investment objective is to allocate assets to stock and bond index portfolios using fixed allocations. The targeted allocations are 80 percent stocks and 20 percent bonds. The portfolios seek to match the performance of the Wilshire 5000 Index and Lehman Brothers Aggregate Bond Index benchmarks using the targeted allocation. The portfolios may invest in individual securities and/or financial futures or options.

The Active Allocation Fund (formerly the Balanced Fund)
--------------------------

The Fund's investment objective is to outperform a balanced benchmark by actively allocating assets among stocks, bonds, and cash equivalents. The Fund's benchmark is a static mix of 65 percent U.S. equities and 35 percent U.S. fixed income securities. It includes the Brinson U.S. Balanced Fund and the Mellon Enhanced Asset Fund.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

The Active U.S. Equity Fund (formerly the Active Equity Fund)
---------------------------

The Active U.S. Equity Fund's objective is to maximize total return, consisting of both capital appreciation and current income, without assuming undue risk. The Fund is diversified across a wide range of U.S. equity securities. The Active U.S. Equity Fund's benchmark is the Wilshire 5000 Index, which includes large, intermediate and small capitalization issues as compiled by an independent data provider. It includes the Brinson U.S. Equity Fund.

The Mellon S&P 500 Stock Index Fund (formerly the Stock Index Fund)
-----------------------------------

The Fund seeks to match the performance of the S&P 500 Index, which is composed of common stocks that represent a large cross-section of the U.S. publicly traded stock market. This Fund provides exposure to large company stocks.

The Fund may invest in the individual securities that comprise the S&P 500 and/or unleveraged S&P 500 financial futures or options.

The Mellon S&P 500 Select Fund
------------------------------

The Fund's investment objective is to modestly outperform the S&P 500 Index while maintaining equivalent risk exposure. The Fund invests in a diversified portfolio of stocks that match the fundamental risk characteristics of the S&P 500 Index.

The Mellon Market Completion Fund
---------------------------------

The Fund seeks to match the performance of the Wilshire 4500 Index. The Fund sets out to complement the other funds, which are benchmarked to the S&P 500 Index, by offering a disciplined, structured, and cost-effective vehicle through which investors can gain diversified exposure to the market of small- and mid-size company stocks.

This Fund is designated the Completion Fund because the Wilshire 4500 Index, when combined with the large capitalized stock weighted S&P 500 Index, would equate to the entire market often depicted by the Wilshire 5000 Index.

The Bernstein International Value Portfolio Fund
------------------------------------------------

The International Equity Fund invests in established companies drawn from the major developed nations in Europe, Australia and the Far East, plus Canada.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

The Fund seeks to: modestly outperform the major foreign stock markets, with carefully controlled volatility over full market cycles; and ensure broad portfolio diversification - the primary benefit of international investing; and manage currency risk.

Over time, research driven, value-oriented stock selection is expected to account for approximately 70 percent of the Fund's premium (over the benchmark), with country allocation and currency management each contributing 15 percent.

The CSC Stock Fund
------------------

The CSC Stock Fund invests in the common stock of Computer Sciences Corporation (CSC). The return of this fund is based on the performance of CSC common stock. The financial performance of the Company, growth factors in its industry, the U.S. and world economies, and the performance of the stock market in general as well as other factors will affect the performance of CSC stock.

Note 6     Participant Loans
           -----------------

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 7     Benefits Payable
           ----------------

As of December 31, 1999 and 1998, net assets available for benefits included benefits of $13,001,753 and $8,055,721 respectively, due to participants who have withdrawn from participation in the Plan.

Note 8     Transfers from Other Plans
           --------------------------

During the years ended December 31, 1999 and 1998, the Plan had several transfers from other plans. The asset values of these transfers during 1999 were as follows: $2,299,474 from the AT&T Long Term Savings Plan for Management Employees; $1,501,095 from the Budget Group Inc. Savings Plus Plan; $33,887,332 from the Continuum Savings Plan; $2,472,089 from the Employees of Dupont or Conoco Savings Plan; $323,700 from the Enron Corporation Savings Plan; $29,311,697 from the Hogan Systems Inc. Savings and Profits Sharing Plan; $629,488 from the Integral/InPower; $2,276,308 from the Republic National Bank Plan; $633,569 from the SGRP- Sabre Group Retirement Plan; $3,812,732 from The Pinnacle Group Inc. 401(k) Plan; and $4,321,483 from the United Technologies Corp. (UTC) Employees Savings Plan.

For 1998, the asset values of these transfers were as follows: $7,380,010 from APM; $2,816,617 from BDM; $1,736,677 from Security Life; $776,503 from Heller; $637,478 from Dupont Conoco; $224,931 from Liberty; $206,213 from Statistica; $75,615 and from CNA Employees' Saving Plan; $66,426 in 1998 from Electronic Data Systems; $53,500 in 1998 from Volpe; and $5,079 from Credit Services.

The Plan also had several transfers to other plans in 1999 and 1998 as a result of spin-offs. The 1999 asset values of these transfers were as follows: $12,112,529 to the CNA Employee Savings Plan and $173,565 for the NCTR conversion. In 1998, the value of transfers to other plans were as follows: $80,399 in to Faxnet; $33,046 to ITDS; $3,343 to Artemis Holding; and $737 to Planmetrics, Inc. Savings and Profit Sharing Plan.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 9     Investments
           -----------

The Plan's investments are held in a bank-administered trust fund. The following table presents investments. Investments that represents 5 percent or more the Plan's net assets are separately identified.

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Investments at Fair Value as Determined
 by Quoted Market Price
   Corporate bonds                         $   77,254,423
   Other bonds                                 69,700,008
   CSC Company stock*                         569,521,853     $  380,378,825
   Plan interest in Master Trust                                 174,961,001
   Interest in registered investment
    companies:
      Mellon Enhanced Asset Fund               83,443,899         77,207,126
      Brinson U.S. Balanced Fund               39,109,557         71,679,904
      Brinson U.S. Equity Fund                181,608,317        263,161,997
      Mellon Stock Index Fund                 281,011,005        179,469,818
      Other mutual funds                      113,224,809
   Other short-term investments                80,785,800         10,806,014
                                           --------------     --------------
                                            1,495,659,671      1,157,664,685
                                           --------------     --------------

Investments at Estimated Fair Value
   Employee loan fund                          24,067,854         21,042,106
                                           --------------     --------------
                                               24,067,854         21,042,106
                                           --------------     --------------
   Total investments                       $1,519,727,525     $1,178,706,791
                                           ==============     ==============

*non-participant directed investment

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

During 1999 and 1998 the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $206,245,357 and $190,408,299, respectively, as follows:

                          Net Change in Fair Value

                                           Year Ended         Year Ended
                                        December 31, 1999  December 31, 1998
                                        -----------------  -----------------
Investments at Fair Value as Determined
 by Quoted Market Price
   Corporate bonds                         $ (1,595,085)
   Other bonds                               (2,411,978)
   CSC Company stock                        183,319,392       $129,496,024
   Interest in registered investment
    companies:
      Mellon Enhanced Asset Fund                124,240          4,885,347
      Brinson U.S. Balanced Fund             (3,031,707)         7,031,772
      Brinson U.S. Equity Fund              (19,638,305)        20,288,161
      Mellon Stock Index Fund                40,533,855         28,706,995
      Other mutual funds                      8,944,945
                                           ------------       ------------
   Net change in fair value                $206,245,357       $190,408,299
                                           ============       ============

Nonparticipant-Directed Investment
----------------------------------

In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds. However, employee contributions are participant-directed to any of the fourteen sub-accounts representing the investment options.

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 9     Investments (continued)
           -----------------------

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

                                           Year Ended         Year Ended
                                        December 31, 1999  December 31, 1998
                                        -----------------  -----------------
Changes in Net Assets of CSC Company
 stock:
    Employee contributions                 $ 25,245,446       $ 21,319,413
    Company contributions                    18,406,070         15,776,009
    Rollovers                                 1,497,629          1,563,856
    Transfer to other investment funds       (6,197,641)         3,515,912
    Plan-to-Plan Transfers                    3,995,653            846,182
    Net appreciation                        183,319,393        129,496,024
    Benefits paid to participants           (37,123,522)       (30,908,574)
                                           ------------       ------------
                                           $189,143,028       $141,608,822
                                           ============       ============

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 10     Investments 1999
            ----------------

                                     Principal                   Fair Value
                                      Amount                     or Contract
                                     or Shares        Cost          Value
                                   -------------  ------------  ------------
Clearing Account
 BNY Collective Short-Term Invst.
  Fund                             sh. 5,559,894  $  5,559,894  $  5,559,894

Short Duration Bond Fund
(formerly Fixed Income Fund)
 Corporate bonds*                  sh.77,916,345    78,372,959    77,254,423
 Government bonds                  sh.52,868,147    53,159,388    52,235,414
 Other Bonds                       sh.17,688,006    17,734,700    17,464,594
 BNY Collective Short-Term
  Invst. Fund                      sh. 1,870,536     1,870,536     1,870,536

Active Allocation Fund
(formerly Balanced Fund)
 Brinson Partners Inc.:
  U.S. Bond Fund                   sh.   190,262    26,403,958    25,047,921
  U.S. Stock Equity Fund           sh.    35,536    14,654,792    14,061,636
  BTC U.S. Cash Management Fund    sh. 6,093,428     6,093,428     6,093,428
 Mellon Bank Enhanced Asset Fund*  sh.   774,788    83,279,997    83,443,899

Active U.S. Equity Fund
(formerly Active Equity Fund)
 Brinson Partners Inc.:
  U.S. Equity with Cash Fund*      sh.   510,332   197,836,011   181,608,317
  U.S. Cash Management Fund        sh. 7,812,077     7,812,077     7,812,077

Mellon S&P 500 Stock Index Fund
(formerly Stock Index Fund)
 Mellon Capital Liquidity Stock
  Index Fund*                      sh.   898,089   327,940,910   281,011,005

CSC Stock Fund
 Computer Sciences Common Stock*   sh. 6,018,725   392,138,573   569,521,853
 BNY Collective Short-Term
  Invst. Fund                      sh. 8,104,486     8,104,486     8,104,486

Employee Loan Fund
 Participant Loans                   $24,067,854    24,067,854    24,067,854

Money Market Fund
 Vanguard Money Market Fund        sh.51,345,379    51,345,379    51,345,379

Core Bond Fund
 Black Rock Core Bond Fund         sh.   597,419     5,713,802     5,454,439

*represents investments greater than 5% of net assets

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 10     Investments 1999 (continued)
            ----------------------------

                                  Principal                     Fair Value
                                   Amount                       or Contract
                                  or Shares        Cost           Value
                                 -----------  --------------  --------------
High Yield Bond Fund
 Vanguard High Yield Bond Fund   sh. 455,976       3,477,085       3,369,664

Mellon Balanced 40/60 Fund
 Mellon Capital:
  EB Daily Market Completion
   Fund                          sh.   5,623         643,827         843,499
  EB Daily Liquidity Fund        sh.  49,485       5,261,769       5,055,032
  EB Daily Liquidity Stock
   Index Fund                    sh.   8,196       2,261,641       2,564,403

Mellon Balanced 60/40 Fund
 Mellon Capital:
  EB Daily Market Completion
   Fund                          sh.  20,259       2,359,652       3,039,115
  EB Daily Liquidity Fund        sh.  80,055       8,468,879       8,177,894
  EB Daily Liquidity Stock
   Index Fund                    sh.  29,491       8,219,943       9,227,725

Mellon Balanced 80/20 Fund
 Mellon Capital:
  EB Daily Market Completion
   Fund                          sh.  41,361       4,899,902       6,204,630
  EB Daily Liquidity Fund        sh.  61,482       6,464,946       6,280,584
  EB Daily Liquidity Stock
   Index Fund                    sh.  60,459      16,963,820      18,917,705

Mellon S&P 500 Select Fund
 Mellon Capital EB Daily
  Liquid Active                  sh. 195,163      22,792,208      24,760,868

Mellon Market Completion Fund
 Mellon Capital EB Daily
  Market Completion              sh.  84,447      10,495,561      12,667,946

Bernstein International Value Portfolio Fund
 Sanford Bernstein Int'l Value
  Portfolio                      sh. 313,473       6,211,843       6,661,305
                                              --------------  --------------
                                              $1,400,609,820  $1,519,727,525
                                              ==============  ==============

Total Long-Term Investments                   $1,319,824,020  $1,438,941,725
Total Short-Term Investments                      80,785,800      80,785,800
                                              --------------  --------------
                                              $1,400,609,820  $1,519,727,525
                                              ==============  ==============

*represents investments greater than 5% of net assets

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                       NOTES TO FINANCIAL STATEMENTS
                 For the two years ended December 31, 1999

Note 10     Investments 1998
            ----------------

                                  Principal                     Fair Value
                                   Amount                       or Contract
                                  or Shares        Cost           Value
                                  ------------  ------------  --------------
Fixed Income Fund
 Interest in Master Trust*        $282,086,762  $174,339,624  $  174,961,001
 BNY Collective Short-Term
  Invst. Fund                     sh.  419,934       419,934         419,934

Balanced Fund
 Brinson Partners Inc.:
  U.S. Bond Fund*                      377,098    47,231,044      49,321,216
  U.S. Stock Equity Fund          sh.   54,362    13,335,155      22,358,688
 Mellon Bank Enhanced Asset Fund* sh.  718,239    72,377,700      77,207,126
 BNY Collective Short-Term Invst.
  Fund                            sh.1,305,353     1,305,353       1,305,353
 Cash                             sh.  508,529       508,529         508,529

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*          sh.  686,993   156,058,114     263,161,997
  U.S. Cash Management Fund       sh.        2             2               2
 BNY Collective Short-Term Invst.
  Fund                            sh.3,204,111     3,204,111       3,204,111

Stock Index Fund
 Mellon Capital:
  Mellon Capital Mgmt. Stock
   Index Fund*                    sh.  451,193   118,174,427     178,136,929
  Mellon EB Daily Opening Stock
   Index Fund                     sh.    4,429     1,260,964       1,332,889
  Mellon Temporary Investment
   Fund                           sh.   71,688        71,688          71,688
 BNY Collective Short-Term Invst.
  Fund                            sh.1,850,178     1,850,178       1,850,178

Company Stock Fund
 Computer Sciences Common Stock*  sh.5,920,293   119,007,404      380,378,825
 BNY Collective Short-Term Invst.
   Fund                           sh.3,446,219     3,446,219        3,446,219

Employee Loan Fund
 Participant Loans                $ 21,042,106    21,042,106       21,042,106
                                                ------------   --------------
                                                $733,632,552   $1,178,706,791
                                                ============   ==============

Total Long-Term Investments                     $722,826,538   $1,167,900,777
Total Short-Term Investments                      10,806,014       10,806,014
                                                ------------   --------------
                                                $733,632,552   $1,178,706,791
                                                ============   ==============

*represents investments greater than 5% of net assets

                                 SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Computer Sciences Corporation
                                    MATCHED ASSET PLAN




Date: June 28, 2000                 By:  /s/ LEON J. LEVEL
                                         -----------------------------------
                                         Leon J. Level
                                         Chairman,
                                         Computer Sciences Corporation
                                         Retirement Plans Committee

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00755 on Form S-8 of our report dated
June 16, 2000, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 28, 2000

1999
Form 5500, Schedule H, Line 4i
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

                  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
                  --------------------------------------------------------------


(a)  (b)Identity of issue,   (c)Description of investment including       (d)Cost     (e)Current
        borrower, lessor or     maturity date, rate of interest,                         Value
        similar party           collateral, par or maturity value
---  ----------------------  -------------------------------------------  ----------  -----------
     Asset Securitization    Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Corp                     02/14/41    6.500%                        $1,446,902  $1,399,871

     Citicorp Mtg Secs Inc   Asset-Backed Sec.- Mortg. Pass-thru Certif.
                                02/25/09    6.000%                         1,174,500   1,160,064

     Credit Suisse First     Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Boston Mtg               08/25/27    7.250%                         1,009,710   1,003,321

     CWMBS Inc               Asset-Backed Sec.- Mortg. Pass-thru Certif.
                                03/25/28    7.000%                         1,067,806   1,056,317

     Deutsche Mortgage &     Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Asset Receiving          09/15/07    6.220%                           579,290     553,387

     DLJ Mtg Accep Corp      Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Restr 144A               11/12/21    6.860%                         1,010,413     972,043

     Green Tree Finl Corp    Asset-Backed Sec.- Mortg. Pass-thru Certif.
                                08/15/23    7.050%                         1,234,285   1,215,983

     Greenpoint              Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Manufactured Hsg         08/15/15    6.010%                         1,499,612   1,447,545

     Newcourt Equipment      Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Trust Secs               12/20/02    5.240%                         2,187,867   2,173,910

     Morgan Stanley          Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Cap I Inc                10/15/07    6.330%                           644,376     610,304

     Prudential Home Mtg     Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Secs Co                  05/25/24    7.050%                           314,347     311,009

     Residential Accredit    Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Lns Inc                  07/25/27    7.500%                           118,140     117,010

     Residential Fdg Mtg     Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Secs I Inc               01/25/09    6.375%                         1,142,855   1,125,947

     Residentisl Accredit    Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Lns Inc                  10/25/28    6.750%                         1,578,609   1,552,541

     Sequoia Mtg Tr 2        Asset-Backed Sec.- Mortg. Pass-thru Certif.
                                10/25/24    6.147%                         1,573,107   1,569,124

     Union Planters Mtg      Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Fin Corp                 01/25/28    6.350%                           699,913     686,390

     Union Planters Mtg      Asset-Backed Sec.- Mortg. Pass-thru Certif.
       Fin Corp                 04/01/29    6.250%                         1,178,027   1,144,066

     Arcadia Automobile      Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables              11/15/02    5.950%                         2,696,288   2,651,106

     Chase Manhattan         Asset-Backed Sec.- Auto. Loan Receiv.
       Grantor                  09/15/02    6.610%                           261,150     258,323

     Chevy Chase Auto        Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables              03/20/04    6.200%                           527,711     519,846

     Chevy Chase Auto        Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables              10/15/03    6.500%                           463,102     457,751

     First Sec Auto Grantor  Asset-Backed Sec.- Auto. Loan Receiv.
                                08/15/03    6.300%                           336,024     335,867

     First Security Auto     Asset-Backed Sec.- Auto. Loan Receiv.
       Owner                    10/15/03    6.000%                         2,325,000   2,302,448

     Ford Cr Auto Owner      Asset-Backed Sec.- Auto. Loan Receiv.
                                11/15/01    5.310%                         2,080,313   2,082,381

     Ford Cr Auto Owner      Asset-Backed Sec.- Auto. Loan Receiv.
                                09/16/02    6.080%                         2,149,884   2,130,499

     Honda Auto Lease        Asset-Backed Sec.- Auto. Loan Receiv.
                                09/16/02    6.450%                         3,099,516   3,088,375

     Mellon Auto Grantor     Asset-Backed Sec.- Auto. Loan Receiv.
                                10/17/05    5.460%                         1,493,981   1,496,109

     Money Store Auto        Asset-Backed Sec.- Auto. Loan Receiv.
                                03/20/04    6.350%                           294,901     290,603

     Navistar Finl Owner     Asset-Backed Sec.- Auto. Loan Receiv.
                                04/15/03    5.950%                         2,224,689   2,199,835

     Nissan Auto             Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables 1999-A       09/15/03    6.470%                         1,274,831   1,264,800

     Olympic Automobile      Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables              10/15/01    7.350%                           291,374     289,804

     Olympic Automobile      Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables              03/15/02    6.700%                         1,200,113   1,189,014


(a)  (b)Identity of issue,   (c)Description of investment including       (d)Cost     (e)Current
        borrower, lessor or     maturity date, rate of interest,                         Value
        similar party           collateral, par or maturity value
---  ----------------------  -------------------------------------------  ----------  -----------
     Onyx Accep Owner        Asset-Backed Sec.- Auto. Loan Receiv.
                                02/15/03    5.780%                         2,674,617   2,638,700

     Toyota Auto             Asset-Backed Sec.- Auto. Loan Receiv.
       Receivables 1999-A       08/16/04    6.150%                         2,024,211   2,003,029

     World Omni Automobile   Asset-Backed Sec.- Auto. Loan Receiv.
       Lease Trust              11/15/02    6.250%                           924,076     918,183

     Banc One Cr Card        Asset-Backed Sec.- Credit Card Receiv.
       Master Tr                07/15/02    8.000%                         2,331,796   2,307,115

     Dayton Hudson Cr Card   Asset-Backed Sec.- Credit Card Receiv.
       Master Tr                08/25/05    6.250%                         1,279,743   1,221,422

     Sears Cr Account        Asset-Backed Sec.- Credit Card Receiv.
       Master Tr                10/16/06    6.450%                         2,179,246   2,116,594

     Standard Cr Card        Asset-Backed Sec.- Credit Card Receiv.
       Master Tr                11/07/03    8.250%                         3,369,110   3,225,316

     Standard Credit Card    Asset-Backed Sec.- Credit Card Receiv.
                                02/07/00    7.850%                         1,665,026   1,623,513

     Copelco Cap Fdg Corp X  Asset-Backed Securities - Miscellaneous
                                04/20/05    6.270%                           663,648     660,396

     Copelco Cap Funding     Asset-Backed Securities - Miscellaneous
       Corp                     03/15/02    5.665%                         1,550,047   1,531,586

     Copelco Capital         Asset-Backed Securities - Miscellaneous
       Funding Corp             03/15/01    5.500%                         2,000,000   1,995,720

     DLJ Mtg Accep Corp      Asset-Backed Securities - Miscellaneous
                                12/17/27    6.650%                           443,982     439,697

     Green Tree              Asset-Backed Securities - Miscellaneous
       Recreational Equip       02/15/11    6.170%                         1,292,484   1,282,164

     Green Tree              Asset-Backed Securities - Miscellaneous
       Recreational Equip       02/15/18    6.490%                           889,910     870,238
       & Consumer

     IFC SBAP 97-1A  V/R     Asset-Backed Securities - Miscellaneous
                                01/15/24                                   1,132,543   1,117,147

     Massachusetts Rrb Spl   Asset-Backed Securities - Miscellaneous
       Purp Tr                  09/15/05    6.450%                         1,724,582   1,703,593

     Missouri Higher Ed Ln   Asset-Backed Securities - Miscellaneous
       Auth Student Ln          07/25/08                                   1,449,751   1,450,273

     Newcourt Equipment      Asset-Backed Securities - Miscellaneous
       Trust Secs               10/15/02    5.450%                         1,245,703   1,239,050

     Ryder Veh Lease Tr      Asset-Backed Securities - Miscellaneous
                                04/15/04    6.680%                         1,399,805   1,389,920

     TMS SBA Ln Tr           Asset-Backed Securities - Miscellaneous
                                01/15/25    6.730%                           625,723     632,044

     TMS SBA Ln Tr           Asset-Backed Securities - Miscellaneous
                                04/15/24    6.110%                         1,037,473   1,017,402

     TMS SBA Ln Tr V/R       Asset-Backed Securities - Miscellaneous
                                01/15/25    6.250%                           937,640     926,663

     Donaldson Lufkin &      Financial & insurance corp. bonds
       Jenrette Inc             04/01/02    5.875%                         1,644,803   1,601,655

     MBNA Master Cr Card     Financial & insurance corp. bonds
       Tr Ii                    01/15/03    6.600%                         2,563,148   2,552,397

     Metropolitan Life In    Financial & insurance corp. bonds
       Co Surplus Nt Restr      11/01/03    6.300%                           890,532     881,544

     Morgan St Dean Witter   Financial & insurance corp. bonds
                                01/15/03    7.125%                         1,254,724   1,253,469

     U S Treasury Bonds      Government Bonds
                                11/15/08    8.750%                         1,993,644   1,942,114

     U S Treasury Notes      Government Bonds
                                10/15/06    6.500%                         1,365,881   1,346,203

     U S Treasury Notes      Government Bonds
                                11/30/01    5.875%                         6,114,851   6,096,656

     U S Treasury Notes      Government Bonds
                                02/28/01    5.000%                           342,910     340,687

     U S Treasury Notes      Government Bonds
                                08/31/01    5.500%                         6,531,346   6,491,981

     U S Treasury Notes      Government Bonds
                                06/30/01    5.750%                           450,378     447,188

     U S Treas Infl Idx Note Government Bonds
                                01/15/07    3.375%                         2,964,396   2,917,608

     U S Treasury Notes      Government Bonds
       Trsy Infl Indx Pric      01/15/08   3.625%                          1,099,466   1,077,873

     Federal Home Loan       U. S. Agencies Securities
       Mortgage Corp.           07/01/27    6.961%                         2,755,171   2,669,733

     Federal Home Loan       U. S. Agencies Securities
       Mortgage Corp.           09/01/10    6.500%                           412,904     396,139

     Federal Home Loan       U. S. Agencies Securities
       Mortgage Corp.           09/01/11    7.000%                         1,646,772   1,635,940

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          05/01/09    7.500%                         1,704,827   1,656,597

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          11/01/03    6.000%                         1,352,467   1,316,897


(a)  (b)Identity of issue,   (c)Description of investment including       (d)Cost     (e)Current
        borrower, lessor or     maturity date, rate of interest,                         Value
        similar party           collateral, par or maturity value
---  ----------------------  -------------------------------------------  ----------  -----------
     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          04/01/09    7.250%                           839,657     817,874

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          02/01/09    5.500%                         1,665,635   1,599,277

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          07/01/09    5.500%                         1,660,038   1,581,835

     Federal National        U. S. Agencies Securities
        Mortgage Assoc.         03/01/29    5.808%                           429,639     423,146

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          07/01/09    6.000%                         2,792,511   2,756,688

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          04/01/13    7.000%                           853,664     847,769

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          08/01/09    8.000%                         1,536,090   1,509,108

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          08/01/14    8.500%                           895,193     884,394

     Federal National        U. S. Agencies Securities
       Mortgage Assoc.          11/01/08    6.500%                         2,499,293   2,413,046

     FHA Proj Ln Cert Ser    U. S. Agencies Securities
       Pool # 143 Restr         03/01/19    7.430%                         1,636,832   1,602,513

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          07/16/22    7.500%                         1,486,250   1,457,583

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          05/16/24    8.000%                         3,020,820   2,988,885

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          09/15/12    7.000%                           559,218     550,122

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          12/15/07    7.000%                            27,768      27,353

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          12/15/07    7.000%                           339,121     334,045

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          10/15/07    7.000%                           124,552     122,689

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          12/15/07    7.000%                           500,837     494,177

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          09/15/08    7.000%                           301,679     297,074

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          10/15/08    7.000%                           462,648     455,197

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          09/15/08    7.000%                           367,988     362,066

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          09/15/08    7.000%                           540,467     532,872

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          10/15/08    7.000%                            70,574      69,440

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          04/15/06    7.250%                           691,600     676,153

     Government National     U. S. Agencies Securities
       Mortgage Assoc.          02/15/09    8.250%                         1,122,301   1,096,492

     ABFS Equip Contract Tr  Other Bonds
                                10/15/05    6.100%                           712,602     694,422

     Aerofreighter Fin Tr    Other Bonds
                                12/15/09    7.850%                           889,862     867,343

     Amresco Independence    Other Bonds
       Fdg Inc                  06/15/26    0.000%                         1,469,656   1,469,656

     Bayview Finl            Other Bonds
       Acquisition Tr           05/25/29    7.010%                         1,501,215   1,467,453

     Business Ln Ctr Inc     Other Bonds
       V/R Restr                01/15/25                                   1,269,580   1,274,055

     Captec Franchise Tr     Other Bonds
                                05/25/05    6.504%                         1,800,666   1,753,038

     DLJ Coml Mtg Corp       Other Bonds
                                09/05/01                                     850,000     850,782

     DLJ Mtg Accep Corp      Other Bonds
                                05/15/06    7.400%                         1,382,824   1,385,885

     FMAC Ln Receivables Tr  Other Bonds
                                11/15/04    5.990%                         1,077,300   1,054,374

     Franchise Ln Tr         Other Bonds
                                07/15/04    6.240%                           997,619     984,095

     Honda Auto Receivables  Other Bonds
       Grantor Tr               07/15/04    5.500%                         1,403,297   1,394,736

     NPF Vi Inc              Other Bonds
                                06/01/02    6.220%                         1,618,454   1,559,536

     PBG Equip Tr            Other Bonds
                                01/20/12    6.270%                         1,885,878   1,854,361

     Ryder Veh Lease Tr      Other Bonds
                                09/15/08    6.100%                           875,747     854,858

     Black Rock Financial    Mutual Fund - Core Bond Fund
       Management, Inc.                                                    5,713,802   5,454,439


(a)  (b)Identity of issue,   (c)Description of investment including (d)Cost         (e)Current
        borrower, lessor or     maturity date, rate of interest,                        Value
        similar party           collateral, par or maturity value
---  ----------------------  -------------------------------------- --------------  --------------
     Brinson Trust           Mutual Fund - U.S. Bond Fund               26,403,958      25,047,921
       Company, Inc.

     Brinson Trust Company,  Mutual Fund - U.S. Stock Equity Fund       14,654,792      14,061,636
       Inc.

     Brinson Trust Company,  Mutual Fund - BTC U.S. Cash Management      6,093,428       6,093,428
       Inc.                    Fund

     Brinson Trust Company,  Mutual Fund - U.S. Equity with            197,836,011     181,608,317
       Inc.                    Cash Fund

     Brinson Trust Company,  Mutual Fund - U.S. Cash Management Fund     7,812,077       7,812,077
       Inc.

     Mellon Capital          Mutual Fund - Enhanced Asset Fund          83,279,997      83,443,899
       Management Corp.

     Mellon Capital          Mutual Fund - Liquidity Stock             327,940,910     281,011,005
       Management Corp.        Index Fund

     Mellon Capital          Mutual Fund - EB Daily Market               7,903,381      10,087,244
       Management Corp.        Completion Fund

     Mellon Capital          Mutual Fund - EB Daily                     20,195,594      19,513,510
       Management Corp.        Liquidity Fund

     Mellon Capital          Mutual Fund - EB Daily Liquidity           27,445,404      30,709,833
       Management Corp.        Stock Index Fund

     Mellon Capital          Mutual Fund - EB Daily Liquid Active       22,792,208      24,760,868
       Management Corp.

     Mellon Capital          Mutual Fund - EB Daily Market              10,495,561      12,667,946
       Management Corp.        Completion

     Sanford C. Bernstein    Mutual Fund - International                 6,211,843       6,661,305
       & Co., Inc.             Equity Fund

 *   Computer Sciences       Common Stock                              392,138,573     569,521,853
       Corporation

 *   Computer Sciences       Employee Loan Fund                         24,067,854      24,067,854
       Corporation             (8.75%) (12/12/2014)

     The Vanguard Group      Mutual Fund - High Yield Bond Fund          3,477,085       3,369,664

     The Vanguard Group      Money Market Fund                          51,345,379      51,345,379

 *   Bank of New York        BNY Collective Short-Term Invst. Fund      15,534,916      15,534,916
                                                                    --------------  --------------

 Total Assets Held for Investment Purposes                          $1,400,609,820  $1,519,727,525
                                                                    ==============  ==============

*represents party in interest

1999
Form 5500, Schedule H, Line 4j
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001


                               SCHEDULE OF REPORTABLE TRANSACTIONS
                               -----------------------------------
                      Series Transactions in the Aggregate in Excess of 5%
                      ----------------------------------------------------



(a)Identity  (b)Description  (c)Purchase  (d)Selling  (g)Cost of  (h)Current Value  (i)Net Gain
   of Party     of Asset        Price        Price       Asset       of Asset on       or (Loss)
   Involved                                                          Transaction
                                                                     Date
-----------  --------------  -----------  ----------  ----------  ----------------  ------------
(none to report)

1999
Form 5500, Schedule H, Line 4j
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001


                                SCHEDULE OF REPORTABLE TRANSACTIONS
                                -----------------------------------
                      Series Transactions in the Aggregate in Excess of 5%
                      ----------------------------------------------------


(a)Identity    (b)Description  (c)Purchase  (d)Selling   (g)Cost of   (h)Current     (i)Net Gain
   of Party       of Asset        Price        Price       Asset         Value          or (Loss)
   Involved                                                              of Asset on
                                                                         Transaction
                                                                         Date
-------------  --------------  ------------ ------------ ------------ -------------- ------------
Brinson Trust  Mutual Fund -
  Company       U.S. Bond Fund
  - Purchases                  $ 23,576,337              $ 23,576,337 $ 23,576,337
  - Sales                                   $ 46,124,987   47,153,725   46,124,987   $(1,028,738)

Brinson Trust  Mutual Fund -
  Company       U.S. Equity
                with Cash
  - Purchases                    65,698,870                65,698,870   65,698,870
  - Sales                                    127,365,481  130,838,318  127,365,481    (3,472,837)

Brinson Trust  Mutual Fund -
  Company       U.S. BTC Cash
                Management Fund
  - Purchases                   157,010,591               157,010,591  157,010,591
  - Sales                                    143,105,088  143,105,088  143,105,088

Mellon Capital Mutual Fund -
  Management    Daily Liquidity
                Stock Index
                Fund
  - Purchases                    96,627,429                96,627,429   96,627,429
  - Sales                                      9,000,959   11,694,034    9,000,959    (2,693,075)

The Vanguard   Money Market
  Group         Fund
  - Purchases                    91,768,336                91,768,336   91,768,336
  - Sales                                     40,422,957   40,422,957   40,422,957

Bank of New    BNY Short-Term
  York          Money Market
                Fund
  - Purchases                   479,987,873               479,987,873  479,987,873
  - Sales                                    464,452,957  464,452,957  464,452,957